Exhibit 99.1

ACTINIUM TO LIST COMMON STOCK ON NYSE MKT

Shares of Common Stock Will Begin Trading on NYSE Mkt on March 26, 2014

NEW YORK, NY – March 24, 2014 – Actinium Pharmaceuticals, Inc. (OTCQB: ATNM.OB) ("Actinium" or "the Company"), a biopharmaceutical Company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers, is pleased to announce that its common shares have been approved to list on the NYSE MKT and will begin trading on the New York Stock Exchange on March 26, 2014.  The Company will continue to trade under the symbol “ATNM” but will withdraw its shares from listing on the OTCQB concurrent with listing its shares on the NYSE MKT, the premier US equities market for listing and trading of small growth companies.

“Trading on the New York Stock Exchange will provide the Company with great visibility, marketability and liquidity and represents another important milestone for the Company,” said Kaushik J. Dave, President and CEO of Actinium Pharmaceuticals.  “Our decision to move to the NYSE MKT provides us access to a broader investor base and further increase shareholder value. This will allow the Company to continue its path on developing cancer drugs in an area of unmet medical needs.”

NYSE MKT is a fully integrated trading venue within the NYSE Euronext community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for listing and trading the stocks of small companies.  The venue utilizes the trading, connectivity and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity and reduced trading volatility.  Listed companies benefit from issuer-selected Designated Market Makers (DMM) that utilize world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity and enhance value.  In addition, NYSE MKT-listed companies gain access to the brand visibility and are eligible for the issuer services enjoyed by the NYSE Euronext community.

“We welcome Actinium to the NYSE MKT family of listed companies and look to having a long term partnership with them,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “Actinium will be joining other well-known biotech companies taking advantage of the NYSE’s advanced and innovative market model to offer a premier value for listing and trading their stocks.”

About Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc. (ATNM.OB) is a New York-based biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers.  Actinium's targeted radiotherapy is based on its proprietary delivery platform for the therapeutic utilization of alpha-emitting actinium-225 and bismuth-213 and certain beta emitting radiopharmaceuticals in conjunction with monoclonal antibodies. The Company’s lead radiopharmaceutical Iomab™-B will be used in preparing patients for hematopoietic stem cell transplant, commonly referred to as bone marrow transplant. The Company is preparing a single, pivotal, multicenter Phase 3 clinical study of Iomab™-B in refractory and relapsed Acute Myeloid Leukemia (AML) patients over the age of 55 with a primary endpoint of durable complete remission. The company’s second program, Actimab-A, is continuing its clinical development in a Phase 1/2 trial for newly diagnosed AML patients over the age of 60 in a single-arm multicenter trial. For more information, please visit www.actiniumpharmaceuticals.com.

Contact:

Actinium Pharmaceuticals, Inc.
Investor/Media Relations: Corey Sohmer, (646) 459-4201
Email: csohmer@actiniumpharmaceuticals.com

Forward-Looking Statement for Actinium Pharmaceuticals, Inc.

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance.  No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Actinium Pharmaceuticals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.